STRADLING YOCCA CARLSON & RAUTH
A PROFESSIONAL CORPORATION ATTORNEYS AT LAW 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 TELEPHONE (949) 725-4000 FACSIMILE (949) 725-4100	ORANGE COUNTY (949) 725-4000
SAN DIEGO (858) 926-3000
SAN FRANCISCO (415) 283-2240
SANTA BARBARA (805) 730-6800
SACRAMENTO (916) 449-2350
SANTA MONICA (424) 214-7000

May 28, 2013

MediaShift, Inc.
20062 S.W. Birch Street, Suite 220
Newport Beach, California 92660

Re:

Mediashift, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-1 to be filed on the date hereof by Mediashift, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission, in connection with offer and sale from time to time by selling securityholders of (a) 8,991,520 shares of common stock, par value $0.001 per share (the “Common Stock”), (b) 1,294,557 warrants to acquire Common Stock at $6.00 per share (the “$6.00 warrants”), 184,625 warrants to acquire Common Stock at $12.00 per share (the “$12.00 warrants”), 881,901 warrants to acquire Common Stock at $10.00 per share (the “$10.00 warrants”) and 869,750 warrants to acquire Common Stock at $8.50 per share (the “$8.50 warrants” and, together with the $6.00 warrants, the $12.00 warrants and the $10.00 warrants, the “Warrants”) and (c) 1,294,557 shares of Common Stock underlying the $6.00 warrants, 1,294,557 shares of Common Stock underlying warrants to acquire Common Stock at $4.00 per share, 184,625 shares of Common Stock underlying the $12.00 warrants, 881,901 shares of Common Stock underlying the $10.00 warrants, 869,750 shares of Common Stock underlying the $8.50 warrants and 95,000 shares of Common Stock underlying warrants to acquire Common Stock at $14.00 per share (the “Warrant Shares”).  The Common Stock, Warrants and Warrant Shares are collectively referred to as “Securities.”

As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the Securities.

Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that:

1.

The Common Stock has been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the prospectus which is a part of the Registration Statement (the “Prospectus”), will be validly issued, fully paid and nonassessable;

May 28, 2013

2.

The Warrant Shares have been duly authorized and, when issued upon exercise of the warrants in accordance with their respective terms, will be validly issued, fully paid and nonassessable; and

3.

The Warrants have been duly authorized and, upon issuance, the Warrants will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ STRADLING YOCCA CARLSON & RAUTH

STRADLING YOCCA CARLSON & RAUTH